SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2004

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31740	51-0405729
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

City Center West, Suite 400 7201 West Lake Mead Blvd. Las Vegas, Nevada 89128
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 804-5200

Item 5. Other Events and Regulation FD Disclosure.

On February 11, 2004, Citadel Broadcasting Corporation (“Citadel Broadcasting”) issued a press release, attached as Exhibit 99.1, announcing the pricing of its private placement of convertible subordinated notes due 2011.  In a separate press release, attached as Exhibit 99.2, Citadel Broadcasting also announced the pricing of its public offering of its common stock.

Item 7. Financial Statements and Exhibits.

Exhibit.	Description.
99.1	Citadel Broadcasting Corporation Press Release, dated February 11, 2004.
99.2	Citadel Broadcasting Corporation Press Release, dated February 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2004

CITADEL BROADCASTING CORPORATION

By:	/s/ Randy L. Taylor
Randy L. Taylor Vice President-Finance and Secretary